Exhibit 10.1

BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT (this “Agreement”) is entered into as of March 3, 2016 (the “Effective Date”), between SIBLING GROUP HOLDINGS, INC., a Texas corporation (the “Borrower”), and Hong Tu (American Passport Number 452066033) (the “Lender”).  Borrower and Lender are sometimes referred to herein as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, Borrower seeks short-term debt financing to cover its operating expense; and

WHEREAS, Lender is prepared to loan Borrower such funds, in the amount and on the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                      TERMS DEFINED.  As used herein, unless the context otherwise requires:

 “Agreement” has the meaning set forth in the Preamble of this Agreement.

“Applicable Law” means, with respect to any Person, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, registration, license, franchise, permit, authorization, guideline, Governmental Approval, consent or requirement of any Governmental Authority having jurisdiction over such Person or its property, enforceable at law or in equity, including the interpretation and administration thereof by such Governmental Authority.

“Bankruptcy Event” shall be deemed to occur, with respect to any Person, if (a) such Person shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under the Bankruptcy Law or other relief with respect to it or its debts; (b) such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (c) such Person shall make a general assignment for the benefit of its creditors; (d) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law, or seeking issuance of a warrant of attachment, execution or distraint, or any similar proceedings shall be commenced against such Person under any other applicable law and (i) such Person consents to the institution of the involuntary case against it, (ii) the petition commencing the involuntary case is not timely controverted, (iii) the petition commencing the involuntary case is not dismissed within 45 days of its filing, (iv) an interim trustee is appointed to take possession of all or a portion of the Property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 45 days, or (v) an order for relief shall have been issued or entered therein; or (e) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over such Person or all or a part of its Property shall have been entered; or (f) any other similar relief shall be granted against such Person under any applicable Bankruptcy Law, or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable law, or shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above in this definition; or (g) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Bankruptcy Law” means Title 11, United States Code, and any other existing or future law (or any successor law or statute) of any jurisdiction, domestic (including state and federal) or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, moratorium or similar law for the relief of debtors.

“Borrower” has the meaning ascribed to such term in the Preamble of this Agreement.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Orlando, FL are authorized by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Debt” of any Person means, without duplication, (a) all obligations (including Contingent Obligations) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other accrued expenses arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) all Debt (as described in the preceding clauses) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all Debt (as described in the preceding clauses) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is substantially the economic equivalent of a guaranty, and (j) all net obligations of such Person in respect of any swap contract.

“Default” means an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Effective Date” has the meaning ascribed to such term in the Preamble of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person (whether or not incorporated) which is under common control with Borrower within the meaning of Section 4001(a) of ERISA or that is treated as a single employer together with Borrower under Section 414 of the Code.

“ERISA Plan” means any employee benefit plan (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributed, contributes, or is obligated to contribute for its employees or former employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Event of Default” has the meaning ascribed to such term in Section 6.1 hereof.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order or filing of a petition for relief under any Bankruptcy Law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; (c) an assignment for the benefit of creditors of such Person; (d) application or petition for dissolution of such Person; or (e) the sale or transfer of all or substantially all of the assets of such Person or the cessation of the business of such Person as a going concern.

“Legal Judgments” means, as to any Person, the Organizational Documents of such Person, and any Governmental Judgment and Applicable Law, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” has the meaning ascribed to such term in the Preamble of this Agreement.

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, option, right of first refusal or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

 “Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has or would be reasonably expected to have a material adverse effect (a)(i) on the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower, or (ii) on the enforceability of any Loan Document; (b) on the ability of Borrower to perform its obligations under this Agreement, including repayment of any Obligations; or (c) on the ability of the Lender to enforce or collect on any Obligation (taken as a whole).

“Obligations” means all (a) principal of the Bridge Loan, (b) interest, expenses, fees, indemnification obligations, extraordinary expenses, and other amounts payable by the Borrower under this Agreement and (c) other debts, obligations and liabilities of any kind owing by the Borrower pursuant to this Agreement, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Organizational Documents” means, collectively, with respect to a corporation, the Articles of Incorporation, Certificate of Incorporation or other similar such document and the By-Laws each as amended from time to time, for such corporation, and with respect to a limited liability company, the Articles of Organization, Certificate of Organization, Certificate of Formation or other similar such document, and the Limited Liability Company Operating Agreement or other similar such agreement among the members, each as amended from time to time, for such limited liability company.

“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, trust, government or political subdivision or an agency or instrumentality thereof, or other entity or organization.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Section 1.2                      ACCOUNTING TERMS; GAAP

  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time and as applied by the accounting entity to which they refer.

ARTICLE 2
THE LOAN

Section 2.1                      THE BRIDGE LOAN

   Lender agrees, under the terms and conditions of this Agreement, to lend to Borrower the sum of $100,000 (the “Bridge Loan”).

Section 2.2                      USE OF PROCEEDS

   The Borrower shall use the proceeds of the Bridge Loan as operating capital to conduct its business.

Section 2.3                      FUNDING

   The funding of the Bridge Loan shall be made on the Effective Date.

Section 2.4                      MATURITY DATE

   The Bridge Loan shall be due and payable by no later than 5:00 pm prevailing Eastern Time on June 30, 2016 (the “Maturity Date”) or no later than 30 days after Borrower receives anticipated financing of US$1 million, whichever comes first.

Section 2.5                      INTEREST

   The Bridge Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at a rate of the average bank short-term lending rate to prime borrowers not to exceed 10% per annum.

ARTICLE 3
PAYMENTS

Section 3.1                      General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  All payments received by the Lender after 1:00 p.m. (Eastern Standard Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 3.2                      Payments Accompanied by Interest.  All payments in respect of the principal amount of the Bridge Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such be applied to the payment of interest then due and payable before application to principal.

Section 3.3                      Repayment of Loan.  The Bridge Loan shall be due and payable in full on the Maturity Date unless payment is sooner required or accelerated hereunder in which case all Obligations shall be due and payable on such sooner or accelerated date.

Section 3.4                      Voluntary Prepayment of Loan. Borrower may elect to prepay any all or any portion of any Loan time) at least three Business Days before the proposed date of such repayment, specifying a calculation of the principal, interest and prepayment premium due on such Loan(s). Any such prepayment of principal shall be without premium or penalty.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to and in favor of the Lender, all of which shall survive the execution and delivery of this Agreement:

Section 4.1                      ORGANIZATION

   Borrower is (a) duly organized, validly existing and in good standing under the laws of the State of Florida.

Section 4.2                      AUTHORIZATION; NO CONFLICT

   The execution, delivery and performance by Borrower of this Agreement are within its power, authority and legal right and have been duly authorized by all necessary action.  Borrower has duly executed and delivered this Agreement and neither Borrower’s execution and delivery thereof nor its consummation of the transactions contemplated thereby or its compliance with the terms thereof (a) does or will contravene the Organizational Documents or any other Legal Judgment applicable to or binding on it or any of its properties, (b) does or will contravene or result in any breach of or constitute any default under any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (c) does or will violate or result in a default under any indenture, credit agreement, loan, lease or other agreement or instrument binding upon it or its properties, or (d) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed to Lender or those the failure of which to obtain, make or give would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

Section 4.3                      ENFORCEABILITY

   This Agreement is a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors’ rights generally and to general equitable principles.

Section 4.4                      COMPLIANCE WITH LAW

   There are no material violations by Borrower, of any Legal Judgment.

Section 4.5                      NO BROKERS

   No Party has any obligation to any Person in respect of any finder’s, broker’s or investment banking fee with respect to the Bridge Loan.

ARTICLE 5
COVENANTS

Section 5.1                      AFFIRMATIVE COVENANTS

   Until the Bridge Loan has been indefeasibly paid in full, unless Lender shall specifically waive the compliance by Borrower with any specific covenant:

a)	Use of Proceeds. Borrower shall use the Bridge Loan proceeds for its general corporate purposes.

b)	Payment. The Borrower shall pay all sums due under this Agreement.

c)
Books, Records, Access.  Borrower shall (a) maintain, or cause to be maintained, adequate books, accounts and records with respect to the Borrower in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower; (b) prepare all financial statements required hereunder, in each case in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction thereof; and (c) subject to requirements of Governmental Authorities, safety requirements and existing confidentiality restrictions imposed upon Borrower by any other Person, permit employees or agents of Lender at any reasonable times and upon reasonable prior notice to Borrower, (i) to inspect all of the Borrower’s properties (ii) to examine or audit all of the Borrower’s books, accounts and records and to make copies and memoranda thereof, and (iii) to discuss the business, operations, properties and financial and other conditions of the Borrower with officers and employees of the Borrower and with its independent certified public accountants.

d)
Compliance With Laws, Instruments, Applicable Permits, Etc.  Borrower shall promptly comply, or cause compliance, in all material respects with all Legal Judgments (including Legal Judgments relating to environmental protection, employment practices, terms and conditions of employment, wages and hours, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety.

Section 5.2                      NEGATIVE COVENANTS

   Until the Loans have been paid in full, without the prior written consent of Lender in its sole discretion:

a)
Changes.  Borrower shall not (a) change the nature of its business or expand its business beyond the business contemplated in the organizational Documents or activities incidental thereto or take any action, whether by acquisition or otherwise, which would constitute or result in any material alteration to the nature of such business; or (b) directly or indirectly, change its legal form or any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its ownership interests or otherwise terminate, amend or modify any such Organizational Document or agreement or any provision thereof, or enter into any new agreement with respect to its ownership interests, other than any such amendments, modifications or changes or such new agreements to which the prior consent of Lender has been obtained or which are not adverse in any material respect to the interests of the Lender.

b)
Dissolution; Merger.  Borrower shall not (a) wind up, liquidate or dissolve its affairs, (b) combine, merge or consolidate with or into any other entity, or (c) purchase or otherwise acquire all or substantially all of the assets of any Person.

ARTICLE 6
EVENTS OF DEFAULT

Section 6.1                      EVENTS OF DEFAULT

   Each of the following constitutes an “Event of Default”:

a)
Payment Default.  If the Borrower defaults (i) on any payment of principal or interest due and owing hereunder, or (ii) on the payment of any other Obligation due and owing hereunder, and such payment default with respect to any such other Obligation continues for seven (7) business days.

b)	Bankruptcy; Insolvency. Any Bankruptcy Event shall occur with respect to Borrower.

c)
Breach of Terms of Agreement.   Borrower shall fail to perform or observe any of the agreements set forth herein and such failure shall continue unremedied for a period of 30 days after the earlier of Borrower becomes aware thereof or receives notice thereof from Lender.

d)	Material Adverse Effect. A Material Adverse Effect shall occur.

Section 6.2                      REMEDIES UPON DEFAULT

a)
Immediately Due. Upon the occurrence of any Event of Default described in Section b)b, automatically, and during the continuance of any other Event of Default, each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower:  (A) all unpaid amounts on the Bridge Loan (in respect of principal, interest or otherwise) and (B) all other Obligations.

b)
Other Remedies. In addition to the rights and remedies provided in (a) above, upon the occurrence of and during the continuation of any Event of Default, the Lender shall have the right to (i) reduce any claim to judgment, and (ii) exercise all rights and remedies afforded by this Agreement, as well as all rights and remedies afforded under any statute or otherwise.

ARTICLE 7
MISCELLANEOUS

Section 7.1                      NO WAIVERS

   No failure or delay by either party in exercising any right hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the parties under this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.2                      AMENDMENTS, ETC

   No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by either party therefrom, shall be effective unless the same shall be in writing and signed by officers of both parties, and then shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.3                      SURVIVAL

   All representations, warranties and covenants made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf under the this Agreement shall be considered to have been relied upon by the Lender and shall survive the delivery to the Lender of such document, regardless of any investigation made by or on behalf of the Lender.

Section 7.4                      SEVERABILITY

   If any provision contained in this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

Section 7.5                      SUCCESSORS AND ASSIGNS

   The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.  The Lender shall have an unlimited right to encumber or assign or participate all or any portion of its rights in this Agreement.

Section 7.6                      HEADINGS

   The headings of articles and sections hereof are inserted for convenience only and shall in no way define or limit the scope or intent of any provision of this Agreement.

Section 7.7                      GOVERNING LAW

   THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY RULE OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.  NOTHING IN THIS LOAN AGREEMENT SHALL REQUIRE ANY UNLAWFUL ACTION OR INACTION BY EITHER PARTY.

Section 7.8                      SUBMISSION TO JURISDICTION; WAIVERS

   EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

a)
SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY COURT OF THE STATE OF FLORIDA, OR IN THE UNITED STATES DISTRICT COURT SITTING IN DUVAL COUNT, FLORIDA;

b)
CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

c)
AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

d)	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.9                      COVENANTS CUMULATIVE

   All covenants, agreements and other undertakings of the Borrower contained in this Agreement shall be deemed cumulative to and not in derogation or substitution of any of the covenants, agreements and other undertakings contained in any other Loan Document.  The Borrower may not take any action or fail to take any action which is permitted by this Agreement if such action or failure would result in the breach of any provision of any other Loan Document.

Section 7.10                      COUNTERPARTS; EFFECTIVENESS

   This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.  This Agreement shall become effective when the Lender shall have received counterparts hereof signed by Lender and Borrower.

Section 7.11                      LIABILITY OF THE LENDER

   The Lender shall in no event be responsible or liable to any Person other than the Borrower for the disbursement of or failure to disburse the proceeds of the Loan or any part thereof and no subcontractor, laborer or material supplier shall have any right or claim against the Lender under this Agreement, or the administration thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWER: SIBLING GROUP HOLDINGS, INC. By: /s/ Dave Saba Dave Saba Title: COO	LENDER By: /s/ Hong Tu Print Name: HONG TU

Exhibit A
Promissory Note

Principle of the Loan: $100,000.00
Date: March 3, 2016

FOR VALUE RECEIVED, Sibling Group Holdings, Inc., hereinafter (“Maker”) promises to pay to Hong Tu (hereinafter (“Lender”), the principal sum of One Hundred Thousand  Dollars ($100,000.00), with interest thereon as follows.  This Promissory Note is the “Note” referred to in that certain Bridge Loan Agreement, entered into as of March 3, 2016, by and between Maker and Lender (the “Bridge Loan Agreement”).

1. INTEREST:
Maker shall pay interest at a rate of the average bank short-term lending rate to prime borrowers not to exceed 10% per annum.

2. MATURITY DATE:
The entire balance of this Note together with any and all accrued interest and fees due to Lender under the Bridge Loan Agreement shall be due and payable in full, on or before 5:00 pm prevailing Eastern Time on June 30, 2016 or no later than 30 days after Borrower receives anticipated financing of US$1 million, whichever comes first.

3. ALLOCATION OF PAYMENTS:
 Each payment shall be credited first to fees, then interest and the remainder to principal.

4. PREPAYMENT:
Maker may prepay all or part of the balance owed under this Note at any time without penalty.

5. ACCELERATION:
If Maker fails to make any payment owed under this Note, the Lender may, at its option, declare all outstanding sums owed on this Note to be immediately due and payable, in addition to any other rights or remedies that Lender may have regarding repayment of this Note.

6. WAIVER OF PRESENTMENTS:
Maker waives presentment for payment, notice of dishonor, protest and notice of protest.

7. NON-WAIVER:
No failure or delay by Lender in exercising Lender’s rights under this Note shall be a waiver of such rights.

8. SEVERABILITY:
If any clause or any other portion of this Note shall be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Note, all of which shall remain in full force and effect.

9. INTEGRATION:
There are no oral or other agreements that modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Maker and Lender.

10. CONFLICTING TERMS:
In the event of any conflict between the terms of this Note, and any other document executed by the Parties, including without limitation the Bridge Loan Agreement, the terms of this Note shall prevail.

11. DEFINITIONS:
The word Maker shall be construed interchangeably with the words Borrower or Payer and the word Lender shall be construed interchangeably with the words Lender or Payee. In this Note, singular and plural words shall be construed interchangeably as may be appropriate in the context and circumstances to which such words apply.

12. LAW:
This Note and related Loan Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles.

13. JURISDICTION AND VENUE; WAIVER OF JURY TRIAL:
Any action, claim, counterclaim, cross-claim, proceeding, or suit arising under or in connection with this note (each an “Action”) may be brought in any federal or state court in Duval County, Florida. Maker unconditionally submits to the jurisdiction of any such court with respect to each such Action and waives any objection Maker may now, or later, have to the venue of any such Action brought in any such court. MAKER KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, PROCEEDING, OR SUIT, WHETHER AT LAW OR IN EQUITY, WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE AT ANY TIME ARISING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER RELATED WRITING, THE ADMINISTRATION, ENFORCEMENT, OR NEGOTIATION OF THIS AGREEMENT OR ANY OTHER RELATED WRITING, OR THE PERFORMANCE OF ANY OBLIGATION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED WRITING.

MAKER:
Sibling Group Holdings, Inc.

/s/ Dave Saba